Service Agreement

PASSIVE SECURITY SCAN INC. (PSSI) herewith engages the Services of Merrill W. Moses (Moses) as President, Director and CEO of the Board of Directors as well as acting Secretary and CFO.

Moses shall be paid as follows:

a) To receive 500,000 Shares of PSSI signing bonus, and starting on February 01, 2017.

b) To receive compensation for services provided in the amount of $2,500 monthly.

c) Moses shall submit quarterly invoicing to be approved by the Board.

The above fee given in b) may be paid in either cash or if no cash is available, shall accrue as payable to Moses on the books of the company, payable in the common stock of the CGCC as agreed from time to time, provided that the common stock of the company shall be issued to Moses within 30 days from completion of a one year service and or within 30 days from termination of the service by Moses to PSSI.

No Interest consideration on any accrued payable.

Agree to and signed this 12th day of January, 2017

PASSIVE SECURITY SCAN INC.

Merrill W. Moses

President and CEO